PRICING SUPPLEMENT NO. 81                                      Rule 424(b)(3)
DATED: November 20, 1997                                    File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $11,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 11/25/97   Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 11/19/99

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                             Optional            Optional
                       Redemption            Repayment           Repayment
Redeemable On          Price(s)              Date(s)             Price(s)
-------------          -----------           ----------          ----------
N/A                    N/A                   N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.135%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate:

[_]         Commercial Paper Rate            Minimum Interest Rate:

[_]         Federal Funds Rate               Interest Reset Date(s):

[_]         Treasury Rate                    Interest Reset Period:

[_]         LIBOR Reuters                    Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                       Interest Payment Period:

Index Maturity:

Spread (plus or minus):

--------------------------

*  5/19/98, 11/19/98, 5/19/99 and 11/19/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\2041\SUPN207M.470